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Exhibit 99.1


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-K

             [X] ANNUAL REPORT PUSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008

                                       OR

          [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

  FOR THE TRANSITION PERIOD FROM __________________ TO ________________________

                       Commission File Number: 333-120949

                           NASCENT WINE COMPANY, INC.
                           --------------------------
                 (Name of Small Business Issuer in its Charter)

            Nevada                                       82-0576512
            ------                                       ----------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                2355-B Paseo de las Americas, San Diego, Ca 92154
                -------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (619) 661 0458
                                 --------------
                (Issuer's Telephone Number, Including Area Code)

      Securities Registered Pursuant to Section 12(b) of the Exchange Act:
                                      None
                                      ----

      Securities Registered Pursuant to Section 12(g) of the Exchange Act:
                                      None
                                      ----

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the securities Act Yes [ ] No [X]

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate by check mark whether the registrant is: Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer [ ] Smaller reporting company [X]

Indicate by check mark whether the registrant is a sell company: Yes [ ] No [X]

The aggregate market value of the voting stock held by non-affiliates of the registrant as of March 25, 2009 was $720,632 based upon the market price of the registrant's Common Stock of $0.01 as of March 25, 2009.

The number of the Company's shares of Common Stock outstanding as of March 25, 2008 was 87,583,394 shares and of Preferred Stock 2,250,000 shares. The registrant has no outstanding non-voting common equity.


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                            NASCENT WINE COMPANY, INC
                             FORM 10-K ANNUAL REPORT
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2008
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PART 1
     Item 1.     Description of Business                                       4
     Item 1A.    Risk factors                                                  9
     Item 2.     Description of Property                                      12
     Item 3.     Legal Proceedings                                            12
     Item 4.     Submission of Matters to a Vote of Security Holders          13

PART II

     Item 5.     Market for Common Equity, Related Stockholder Matters and
                     Small Business Issuer Purchases of Equity Securities     14
     Item 6      Selected Financial Data                                      16
     Item 7.     Management's Discussion and Analysis or Plan of Operation    16
     Item 8.     Financial Statements                                        F-1
     Item 9.     Changes in and Disagreements with Accountants on Accounting
                     and Financial Disclosure                                 20
     Item 9A.    Controls and Procedures                                      20
     Item 9A(T). Other Information                                            20

PART III

     Item 10.    Directors and Executive Officers of the Registrant           21
     Item 11.    Executive Compensation                                       22
     Item 12.    Security Ownership of Certain Beneficial Owners and
                      Management and Related Stockholder Matters              22
     Item 13.    Certain Relationships and Related Transactions               23
     Item 14.    Principal Accountant Fees and Services                       23

PART IV

     Item 15.    Exhibits                                                     24

Signatures                                                                    24


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                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Form 10-K contains forward-looking statements about the business, financial condition and prospects of the Company that reflect assumptions made by management and management's beliefs based on information currently available to it. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of management's assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the Company's actual results may differ materially from those indicated by the forward-looking statements.

     The key factors that are not within the Company's control and that may have a direct bearing on operating results include, but are not limited to, the acceptance by customers of the Company's products and services, the Company's ability to develop new products and services cost-effectively, the ability of the Company to raise capital in the future, the development by competitors of products or services using improved or alternative technology, the retention of key employees and general economic conditions.

     There may be other risks and circumstances that management is unable to predict. When used in this Form 10-KSB, words such as, "believes," "expects," "intends," "plans," "anticipates" "estimates" and similar expressions are intended to identify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions. All forward-looking statements are intended to be covered by the safe harbor created by Section 21E of the Securities Exchange Act of 1934.

                                       3

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ITEM 1.  DESCRIPTION OF BUSINESS
--------------------------------

OVERVIEW
BUSINESS

         We market and distribute more than 500 food and food-related products to over 2,000 customers throughout Mexico. Our customers include grocery stores, convenience stores, hotels, resorts, cafeterias, schools, industrial caterers and restaurants. We distribute a full line of frozen foods, such as meats, fully prepared entrees and desserts, and a full line of canned and dry goods, fresh meats and imported specialties. We also distribute a wide variety of food-related items such as disposable napkins, plates and cups.
 In addition to sales and distribution of food products.

HISTORY

         We were incorporated in Nevada in December 2002 as a wine distribution company. In April 2006 we acquired the right to distribute Miller beer in Baja California. In October 2006 we acquired the assets of Piancone Food Group, Inc. (Piancone) and in November 2006 we acquired all of the outstanding common stock of Palermo Foods, LLC (Palermo). Both of these companies distribute food products primarily in Mexico. In May 2007 we acquired all of the outstanding stock of two other Mexican food distributors, Pasani S.A. de C.V. (Pasani) and Eco-Pak Distributing (Eco). In July 2007 we acquired Grupo Sur Promociones (Grupo Sur), a primarily Mexican food merchandising and promotion company. In October 2007 we acquired all of the outstanding common stock of Comercial Targa, S.A., De C.V., a Mexican food distributor specializing in cheeses and other dairy products.

         In May 2008, the Company announced its decision to evaluate strategic options for Palermo, Pasani, Eco and Grupo Sur. In June 2008, the Company sold Palermo to AIP, Inc., a company founded by Victor Petrone, formerly the President and a Director of the Company. In July 2008, the Company entered into a settlement with the former owners of Pasani and Eco to transfer such companies back to them. In October Grupo Sur was taken back by the former owners.

         After the divestiture of these companies, in November 2008 the Company initiated a restructuring of the Company, including the operations of Best Beer and Targa. This included reduction of staff in all locations and a new business plan.


INDUSTRY BACKGROUND

         Mexico's hotel, restaurant and institutional food service sector accounted for annual sales of approximately $46 billion in 2002, according to a 2003 report by the U.S. Department of Agriculture. The food service distribution industry in Mexico is highly fragmented and relatively undeveloped. There are more than 25,000 independent food service distribution companies in Mexico with estimated average annual revenues of approximately $1.5 million according to the 2003 USDA report. Mexico's hotel and restaurant businesses, especially in Baja California, are heavily dependent on tourism. We believe that the majority of foreign tourists in Mexico are from the United States and generally prefer to purchase U.S. food products. According to Mexico's Secretary of Tourism in the 2003 USDA report, there were approximately 11,618 hotels and over 200,000 restaurants in Mexico in 2002.

         The food service industry in Mexico is served almost entirely by independent distributors. While some hotels and restaurants import products directly, the number is relatively few and most foreign food products are imported through a distributor. Due to the complex nature of importation and the large minimum order sizes imposed by food manufacturers, the intermediary role of the independent distributor is necessary for inventory warehousing and delivery. Moreover, the roads and infrastructure of Mexico make U.S.-style, large-scale delivery and logistical methods difficult, necessitating more frequent deliveries using smaller delivery vehicles. These unique logistical challenges may be an important barrier to entry for large "multi-supplier" U.S. food service distributors in the Mexican market.

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         Since there are no large, national food service distributors in Mexico, the industry is divided into three general categories: (i) fast food distributors focused on international chains such as McDonald's, Kentucky Fried Chicken, Domino's Pizza and Burger King, (ii) specialized importers that serve middle and upper-tier markets and provide primarily foreign food products or products that are not widely available in Mexico and (iii) produce and basic dry goods distributors that distribute local products and widely-available foreign products. Of these three categories, we believe specialized importers such as we add the most value and may have the potential for the highest profit margins.

         We are primarily a specialized importer. However, we believe that, over the next decade, Mexico will begin to see U.S.-style; "multi-supplier" companies enter this market. Our goal is to become a leader in this market. Due to the unique challenges in Mexico described above, major U.S. distributors such as Sysco, Inc. and U.S. Foodservice, Inc. may not choose to enter this market directly. The primary competitive advantages of these companies are the economies of scale and large-scale logistical systems they have established. We believe those systems may be difficult to implement in Mexico at this time. Therefore, we believe that the larger distribution companies in Mexico may be companies using a distribution and sales system organically grown and operated in Mexico, such as ours.


OUR PRODUCTS

         We distribute over 500 food and non-food products. We have non-binding distribution arrangements with name brands including Nestle, Cora, Mitsuki, Bonet and Bellissimo, and over 300 proprietary products that we offer under a variety of our own brand names. Our non-binding distribution arrangements are either oral or are evidenced solely by purchase orders and can be terminated at any time without notice.

         Our products include:

         o BEVERAGES -- bottled water, cocoa, coffee, drink mixes, juices, soda and tea.

         o BAKING INGREDIENTS -- artificial sweeteners, cake mixes, canned milk, chocolate, cornmeal, donut mixes, fillings, flour, nuts, pancake mixes, powdered milk and sugar.

         o CONDIMENTS AND DRESSINGS -- BBQ sauce, ketchup, cooking wine, hot sauce, mayonnaise, mustard, olives, pickles, relish, salad dressing and vinegar.

         o FRESH MEATS -- chicken, deli meats, ham, hot dogs, lamb, pork and sausage.

         o FROZEN FOODS -- appetizers, French fries, bakery, chicken, desserts, duck, fruits, meat, pasta products, prepared foods, seafood, snacks, specialty items, turkey, vegetables, ice cream and onion rings.

         o GROCERY PRODUCTS -- bread and rolls, canned fish, canned fruit, canned meats, canned vegetables, cereal, cookies, crackers, dessert mixes, dry beans, extracts and flavorings, jams, jellies, mints, oil, pasta, peanut butter, portion control, prepared foods, rice, seasonings, shortening, snacks, soup, soup bases, spices, syrups, tomato products and toppings.

         o REFRIGERATED FOODS -- butter, cheese, dressings, eggs, grated cheese, imported cheese, margarine, milk, refrigerated beverages, salads, sour cream and yogurt.

                                       5

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         o    SPECIALTY FOODS -- gourmet, imports and international cuisine.

         o DISPOSABLES -- cake boxes, cutlery, doilies, donut boxes, foam cups, foam-hinged containers, foam plates, food trays, napkins, paper bags, paper cups, paper plates, pizza boxes, placemats, plastic bags, plastic plates, straws, paper towels and wood ware.

         o    CANDY -- chocolates, hard candies and chewing gum.

         o EQUIPMENT -- ice cream freezers and small wares ordered in advance.

         o BEER -- the full line of Miller beers under an exclusive distribution agreement with the Miller Beer Company for Baja, California.

         We purchase our products directly from manufacturers and through other distributors.

OUR CUSTOMERS

         We have over 2,300 Mexican food service customers, divided into three major categories:

         o Supermarket chains including Calimax, Gigante, Casa Ley, Costco and Smart & Final, Wal-Mart and Sam's Club, all among the largest supermarket chains in Mexico, along with chain convenience stores including AM/PM, OXXO, EXTRA and 240,000 mom and pop grocery stores.

         o Restaurant chains including TGI Friday's, Applebee's, Pizza Hut and Papa John's.

         o Traditional food service retailers including independent restaurants, hotels, resorts, schools and caterers.


BUSINESS STRATEGY

         Our goal is to increase revenue through both internal growth and the acquisition of Mexican-based food distributors. We believe that the food distribution market in Mexico may be ideal for consolidation because it is fragmented, offers economies of scale related to cost reduction and elimination of redundant services and allows for improvements in inventory and accounts receivable financing, which is often the most significant factor limiting the growth of small distributors in Mexico.

         Specific benefits to consolidation in the food service distribution industry include:

         o ECONOMIES OF SCALE. Distribution is most efficiently done at scale. As distribution size increases, margins may improve, suppliers may become more willing to provide products at attractive prices, financing may become available and customers may increase order size and frequency. Other economies may include accounting and other administrative expenses, direct purchase discounts, warehousing costs and importation fees.

         o SIMPLIFIED TRANSPORT OF GOODS. Transportation represents a large percentage of the cost of a delivered food product, especially if it requires refrigeration. By bundling many deliveries in one route or vehicle, the margins on individual deliveries may improve.

                                       6

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         o    ABILITY TO ORDER DIRECTLY FROM MANUFACTURERS. Manufacturers often have minimum order sizes for direct purchases. Until these can be met, distributors often must order through other larger distributors and pay a premium to them. Once direct purchase is an option, margins may improve.

         o REGIONAL AND NATIONAL ACCOUNTS. The ability to target regional and national account customers and name-brand suppliers that are too large for smaller distributors.

         In addition to the purchase price and ease of integrating an acquisition, factors we consider in connection with an acquisition include:

         o Whether the acquired company has the necessary personnel willing to stay on;

         o    The acquired company's corporate culture; and

         o    The acquired company's product mix and customer base.

         We seek to standardize operating procedures across acquisitions as we become satisfied with the acquired company's management and customer stability.

         We believe acquisition candidates will continue to be available to us, although there can be no assurance that we will be able to acquire additional companies in the future. Food service distributors in Mexico rely heavily on their principals and there is not an active or competitive market to purchase these companies. Retiring company owners often terminate their operations as opposed to seeking a buyer. Small distribution companies are under continual financial stress because they must internally finance nearly all of their inventory and receivables due to what we believe to be limited receivables financing and bank lending in Mexico. For smaller distributors, the opportunity to have access to our inventory and resources and become a commissioned agent for us may also be attractive.

MARKETING AND DISTRIBUTION

         We currently have 240 full time sales. Our sales people are responsible for maintaining close contact with customers, visiting them regularly, distributing price lists and introducing new products. Our sales people regularly visits all hotels and restaurants in their territories in order to introduce our products and services to them. In most cases they collect all payments for products directly from customers since checks are generally not sent through the mail in Mexico. For larger, more institutional, clients our senior management often accompanies our sales people on marketing visits.

         Our marketing efforts also include attendance at food shows to attract new customers and introduce new products. We often invite interested buyers to a hotel or convention center and arrange for a representative from the manufacturer or supplier to present products to them.

         We deliver our products using approximately 36 trucks, including both refrigerated and dry trucks, driven by approximately 50 drivers. We support our sales and deliveries by maintaining warehouses in San Diego and in the Mexican cities of Tijuana, Ensenada and Mexicali. In addition we have out source warehouses in La Paz, Puerto Penasco, Cabo San Lucas and Mexico City.

                                       7

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INFORMATION SYSTEMS AND ACCOUNTING

         We currently manage the ordering, receiving, warehousing, inventory and delivery of products using several different accounting software programs acquired when we purchased some of our operating units. Our current software assists us in timely and accurate financial reporting by our subsidiaries to our corporate headquarters. The software has been enhanced to provide standardized product identifiers to facilitate leveraging our purchasing volume across our distribution network. In the future, we intend to enhance our warehouse management system by using barcode scanning to track products within our distribution centers. This technology is intended to enhance productivity by reducing errors in inventory put-away and selection.

         Our software management system also tracks employee productivity to analyze warehouse efficiencies. We are in the process of installing truck routing software to optimize the distribution routes traveled by our trucks in order to reduce excess mileage and improve the timeliness of customer deliveries. For inbound freight, we implement a centralized inbound logistics system that optimizes consolidated deliveries from our suppliers. We have also implemented an Internet-based ordering system that allows customers to have real-time access to product information, inventory levels and their purchasing histories.


COMPETITION

         We primarily compete with thousands of small family businesses that distribute supplies to the food service and retail industry in Mexico. To a lesser extent, we compete with warehouse style low cost retailers, such as Wal-Mart, that sell food products directly to restaurants and retailers. Most food distributors in Mexico specialize in one product category such as cheese, meat or canned goods. Except for us, there are no major U.S. or Mexico distributors that supply a full line of grocery and refrigerated products to the food service market in Mexico.

         With respect to competitive factors among food distribution companies, we believe that prompt and regular delivery service, price and product availability are the three major competitive factors. We believe our delivery services, prices and product availability are superior to most of our smaller competitors and that our ability to deliver products nationwide in Mexico is a competitive advantage. Our chain retail competitors offer prices equal to ours but generally do not provide delivery services.

EMPLOYEES

         As of December 31, 2008, we had a total of 250 full-time employees. None of our employees are subject to a collective bargaining agreements and we have not experienced any work stoppages. We believe that our employee relations are good.

FACILITIES

         We conduct our operations from our 12,000 square foot leased corporate headquarters in San Diego, California, which we also use as a receiving and importation warehouse.

REPORTS TO SECURITY HOLDERS

         (1) We will furnish shareholders with annual financial reports certified by our independent accountants.

         (2) We are a reporting issuer with the Securities and Exchange Commission. We file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and amendments to these reports filed or furnished pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended as required to maintain the fully reporting status.

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         (3)      The public may read and copy any materials we file with the
                  SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.


ITEM 1A. RISKS RELATED TO THE COMPANY
-------------------------------------

WE HAVE ONGOING LOSSES AND LIMITED WORKING CAPITAL WHICH COULD REQUIRE US TO REDUCE OUR OPERATIONS.

         As of December 31 2008, we had an accumulated deficit of $ 44,619,914 Negative working capital of ($1,889,245) and shareholders' equity (deficit) of ($1,335,190) . If we are unable to improve working capital and through earnings or equity investments, we could be required to reduce our operations.

OUR FOOD SERVICE DISTRIBUTION IS A LOW-MARGIN BUSINESS SUCH THAT ANY INCREASE IN OUR PRODUCT COSTS, PRODUCT AVAILABILITY OR REDUCTION IN THE SELLING PRICE OF OUR PRODUCTS COULD REDUCE OUR EARNINGS.

         We operate in the food service distribution industry, which is characterized by a high volume of sales with relatively low profit margins. Certain of our sales are at prices that are based on product cost plus a percentage markup. As a result, our earnings, if any, may be reduced if the price of food goes down, even though our percentage markup may remain constant. Certain of our sales are also on a fixed fee-per-case basis. Therefore, in an inflationary environment, our gross profit margins may be reduced. Our earnings may also be negatively impacted by product cost increases that we may not be able to pass on to our customers. Additionally, product availability may be disrupted as a result of inflation and negatively affect sales.

WE RELY ON OBTAINING FOOD PRODUCTS FROM LARGE SUPPLIERS AND SELLING FOOD PRODUCTS TO LARGE CUSTOMERS. ACCORDINGLY, THE LOSS OF LARGE SUPPLIERS OR CUSTOMERS WOULD REDUCE OUR REVENUE AND PROFITABILITY.

         We sell a number of internationally known brands supplied to us by the manufacturers, such as Nestle, Cora, Mitsuki, Bonet, Bellissimo and Miller beer. We also derive a substantial portion of our sales from large customers including chain supermarkets, convenience stores and restaurants. We do not have distribution agreements with our suppliers nor do we have purchase agreements with our large customers. A material decrease in food products supplied by these large suppliers or a significant reduction in sales to our large customers would reduce our revenue and profitability.

OUR SUCCESS WILL BE DEPENDENT ON OUR ABILITY TO INTEGRATE THE OPERATIONS OF ACQUIRED BUSINESSES.

         We have grown through acquisitions of other food service companies. Achieving the benefits of these acquisitions depends on the timely, efficient and successful execution of a number of post-acquisition events, including integrating the business of the acquired company into our purchasing programs, distribution network, marketing programs and reporting and information systems. We may not be able to successfully integrate the acquired company's operations or personnel, or realize the anticipated benefits of the acquisition. Our ability to integrate acquisitions may be adversely affected by many factors, including the size of the business acquired and the allocation of our management resources among various integration efforts.

         Our results of operations also may be adversely affected by expenses incurred in making these acquisitions, by amortization of acquisition-related intangible assets and by additional depreciation expense attributable to acquired assets. The businesses we acquired may also have liabilities or adverse operating issues that are still unknown to us.

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WE COULD BE SUBJECT TO SIGNIFICANT AND COSTLY PRODUCT LIABILITY CLAIMS.

         We could be subject to significant product liability claims if the food products we sell cause injury or illness. We have liability insurance with respect to product liability claims. This insurance may not continue to be available at a reasonable cost or at all, and may not be adequate to cover all product liability claims against us. At times we seek contractual indemnification from resellers of our product, but any such indemnification is limited. The costs associated with product liability claims and product recalls could significantly reduce our operating results.

COMPETITION IN OUR INDUSTRY IS INTENSE AND COULD INCREASE OUR COSTS OR REDUCE OUR REVENUE.

         The food service distribution industry is highly competitive. We compete with numerous smaller distributors and large warehouse-style low cost retailers for customer sales. Some of these distributors and retailers have substantially greater financial and other resources than we do. In order to compete, we may be required to increase our marketing budget, which could increase our costs, or reduce our prices, which could reduce our revenue.

OUR OPERATIONS AND PROFITABILITY MAY BE ADVERSELY AFFECTED BY ECONOMIC CONDITIONS IN MEXICO.

         Our food service business is sensitive to Mexico's national and regional economic conditions, and the demand for our food service products may be adversely affected by economic downturns in Mexico, a reduction of tourism in Mexico as well as inflation, regulation, taxation or political instability in Mexico.

CURRENCY FLUCTUATIONS OR THE DEVALUATION OF THE PESO COULD LIMIT OUR ABILITY TO CONVERT PESOS INTO U.S. DOLLARS AND COULD SUBJECT US TO FOREIGN EXCHANGE LOSSES, REDUCING OUR INCOME AND WORKING CAPITAL.

         A significant amount of our costs are U.S. Dollar-denominated, while our revenue is primarily Peso-denominated. As a result, decreases in the value of the Peso against the U.S. Dollar could cause us to incur foreign exchange losses, which would reduce our income. Severe devaluation or depreciation of the Peso may also result in governmental intervention, as has resulted in Argentina, or disruption of international foreign exchange markets. This may limit our ability to transfer or convert Pesos into U.S. Dollars and other currencies. The Mexican economy has suffered shortages in foreign exchange reserves in the past. While the Mexican government does not currently restrict, and for more than ten years has not restricted, the right or ability of Mexican or foreign persons or entities to convert Pesos into U.S. Dollars or to transfer other currencies outside of Mexico, the Mexican government could institute restrictive exchange control policies in the future. To the extent that the Mexican government institutes restrictive exchange control policies in the future, our ability to transfer or convert pesos into U.S. Dollars may be limited, which could reduce our working capital.

HIGH INFLATION RATES IN MEXICO MAY DECREASE DEMAND FOR OUR FOOD AND FOOD-RELATED PRODUCTS WHILE INCREASING OUR COSTS.

         Mexico historically has experienced high levels of inflation, although the rates have been lower in recent years. Nonetheless, Mexico's current level of inflation remains higher than the annual inflation rates of its main trading partners. High inflation rates can adversely affect our business and results of operations in the following ways:

         o Inflation can reduce consumer purchasing power, thereby reducing consumer demand for our products;

         o To the extent inflation exceeds our price increases, our prices and revenues will be reduced in "real" terms; and

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         o    If the rate of Mexican inflation exceeds the rate of devaluation of the Peso against the U.S. Dollar, our U.S. Dollar-denominated sales will decrease in relative terms when stated in constant Mexican Pesos.

BECAUSE OUR COMMON STOCK MAY IN THE FUTURE BE CLASSIFIED AS "PENNY STOCK," TRADING MAY BE LIMITED, AND THE SHARE PRICE COULD DECLINE.

         Because our common stock may in the future fall under the definition of "penny stock," trading in the common stock, if any, may be limited because broker-dealers would be required to provide their customers with disclosure documents prior to allowing them to participate in transactions involving the common stock. These disclosure requirements are burdensome to broker-dealers and may discourage them from allowing their customers to participate in transactions involving the common stock.

         "Penny stocks" are equity securities with a market price below $5.00 per share other than a security that is registered on a national exchange, included for quotation on the NASDAQ system or whose issuer has net tangible assets of more than $2,000,000 and has been in continuous operation for greater than three years. Issuers who have been in operation for less than three years must have net tangible assets of at least $5,000,000.

         Rules promulgated by the Securities and Exchange Commission under
Section 15(g) of the Exchange Act require broker-dealers engaging in transactions in penny stocks, to first provide to their customers a series of disclosures and documents including:

         o A standardized risk disclosure document identifying the risks inherent in investment in penny stocks;

         o All compensation received by the broker-dealer in connection with the transaction;

         o        Current quotation prices and other relevant market data; and

         o Monthly account statements reflecting the fair market value of the securities.

         These rules also require that a broker-dealer obtain financial and other information from a customer, determine that transactions in penny stocks are suitable for such customer and deliver a written statement to such customer setting forth the basis for this determination.

OUR DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES WILL CONTINUE TO EXERT SIGNIFICANT CONTROL OVER OUR FUTURE DIRECTION, WHICH COULD REDUCE THE SALE VALUE OF OUR COMPANY.

         Members of our Board of Directors and our executive officers, together with their affiliates, which includes York, own 56.3% of our outstanding common stock. Accordingly, these stockholders, if they act together, will be able to control all matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership, which could result in a continued concentration of representation on our Board of Directors, may delay, prevent or deter a change in control and could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our assets.

INVESTORS SHOULD NOT ANTICIPATE RECEIVING CASH DIVIDENDS ON OUR COMMON STOCK.

         We have never declared or paid any cash dividends or distributions on our common stock and intend to retain future earnings, if any, to support our operations and to finance expansion. Therefore, we do not anticipate paying any cash dividends on the common stock in the foreseeable future.

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         There is a reduced probability of a change of control or acquisition of us due to the possible issuance of additional preferred stock. This reduced probability could deprive our investors of the opportunity to otherwise sell our stock in an acquisition of us by others.

         Our Articles of Incorporation authorize our Board of Directors to issue up to 5,000,000 shares of preferred stock, of which 1,875,000 shares of Series A Convertible Preferred Stock and 375,000 shares of Series B Convertible Preferred Stock, respectively, have been issued. Our remaining preferred stock is issuable in one or more series and our Board of Directors has the power to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or designation of such series, without further vote or action by stockholders. As a result of the existence of this "blank check" preferred stock, potential acquirers of our company may find it more difficult to, or be discouraged from, attempting to effect an acquisition transaction with, or a change of control of, our company, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.


ITEM 2.  DESCRIPTION OF PROPERTY
--------------------------------

         The Company maintains its corporate offices in San Diego, California. The Company occupies approximately 9,000 square feet pursuant to the lease agreement entered on July 31, 2006. The lease agreement is for a term of 24 months ending July 31, 2008 at $6,000 per month. Rental expense for this location was $ 72,000 for the year ended December 31, 2007.

         The Company occupies approximately 16,700 square feet of warehouse space (Net Rentable Area) pursuant to the lease agreement entered on June 1, 2006. The premises are located in Tijuana, Mexico. The Company pays $6,720 per month with incremental increases of 3.75% after each 12 months for five years. Rental expense for the year was $47,040.

         The Company rents some other warehouse space in other areas on a month to month basis in order to facilitate delivery in other areas.

         We believe that our existing facilities are adequate to meet our current needs and that suitable additional or alternative space will be available in the future on commercially reasonable terms, although we have no assurance that future terms would be as favorable as our current terms.

         The Company has not invested in any real property at this time nor does the Company intend to do so. The Company has no formal policy with respect to investments in real estate or investments with persons primarily engaged in real estate activities.


Item 3. LEGAL PROCEEDINGS
-------------------------

         From time to time we are involved with legal proceedings, claims and litigation arising in the ordinary course of business.

         On July 10, 2007, the Company entered into a Stock Purchase Agreement for the acquisition of Grupo Sur. As part of this transaction, the Company agreed to retain Grupo Sur's three former owners/managers (the "Employees"), all of whom executed employment agreements with the Company.

         After the purchase of Grupo Sur closed, the Company determined that the Employees were in breach of the Stock Purchase Agreement and their employment agreements. The Employees responded that the Company's purchase of Grupo Sur never closed and that the Company failed to pay a portion of the purchase price due under the Stock Purchase Agreement. The Employees asserted that they were terminating the Stock Purchase Agreement or, alternatively, repudiating the Stock Purchase Agreement. The Employees, have withheld and refused to refund monies that the Company has paid.

         The Company filed a lawsuit on August 13, 2008, against the Employees, Gregory Cowal Robbins, Francesca Wright De Cowal and Iliya Petar Zogovic Wright, in the United States District Court for the District of Nevada seeking to recover damages for: breach of contract, breach of the implied covenant of good faith and fair dealing, breach of fiduciary duty, and unjust enrichment and conversion. The complaint has not yet been served, and the parties continue to discuss resolution

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
------------------------------------------------------------

         No matter was submitted to a vote of security holders, through the solicitation of proxies or otherwise, during the fourth quarter of the fiscal year ended December 31, 2008

                                     PART II

ITEM 5.  MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
--------------------------------------------------------------------------
MATTERS
-------

                                  PUBLIC MARKET
                           PRICE RANGE OF COMMON STOCK

         Our common stock has been quoted on the NASD's Bulletin Board under the trading symbol "NCTW" since May 2006. The high and low closing prices of our common stock for the periods indicated are set forth below. These closing prices do not reflect retail mark-up, markdown or commissions.

                                                Bid
                                   ------------------------------
                                      High              Low
                                   ------------     -------------
              2008
              ----
              First Quarter        $       .27      $        .03
              Second Quarter       $       .25      $        .15
              Third Quarter        $       .07      $        .01
              Fourth Quarter       $       .07      $        .01

              2007
              ----
              First Quarter        $      1.07      $        .83
              Second Quarter       $      1.81      $        .84
              Third Quarter        $       .90      $        .52
              Fourth Quarter       $       .54      $        .33



         As of March 25, 2008, we had approximately 650 stockholders of record.

* Prices provided by Market Watch

SHARES AVAILABLE UNDER RULE 144

         As of March 25, 2008, we have 87,552,190 shares of common stock outstanding, of which 84,425,538 shares may be sold at any time under Rule 144. In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who owns shares that were purchased from us, or any affiliate, at least one year previously, including a person who may be deemed our affiliate, is entitled to sell within any three month period, a number of shares that does not exceed the greater of:

         1.       1% of the then outstanding shares of our common stock; or

         2. The average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

         Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. Any person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 under the Securities Act that were purchased from us, or any affiliate, at least two years previously, is entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

         Future sales of restricted common stock under Rule 144 or otherwise or of the shares could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that sales of shares by such stockholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing stockholders could adversely affect prevailing market prices.

DIVIDENDS

         The Company does not expect to pay any dividends at this time. The payment of dividends, if any, will be contingent upon the our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of the our Board of Directors and may be subject to restrictions under the terms of any debt or other financing arrangements that the we may enter into in the future. We presently intends to retain all earnings, if any, for use in the business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

YORK

         During 2007 we issued to York a Series A Convertible Preferred Stock and a Series B Convertible Preferred Stock, described elsewhere herein. The Series A and B Convertible Preferred Stock accrue a dividend at a rate of 15% of the stated Liquidation Preference Amount, commencing on the date of issuance and continuing for a period of three years. The dividend is payable quarterly (unless converted) in additional Series A Convertible Preferred Stock or Series B Convertible Stock . To date the Board of Directors has not declared any dividend.


SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         At December 31, 2008, the Company had no equity compensation plans previously approved by security holders.

RECENT SALES OF UNREGISTERED SECURITIES

Common shares

         The Company received 6,945,000 shares subscribed at December 31, 2006 in the amount of $2,334,727. During 2008 the Company issued 28,484,900 shares for cash, including the 6,945,000 shares subscribed at December 31, 2006, for a total of $9,585,424.

Preferred shares

         The Company is authorized to issue 5,000,000 shares of preferred stock. On July 3, 2007, the Company issued 1,000,000 shares of its Series A Convertible Preferred Stock for $8.00 per share to an affiliate York Capital Management
(York) $8,000,000. During October and November 2007 York acquired an additional 2,250,000 shares of Series A Convertible Preferred Stock for $7,144,276.

         The Series A Convertible Preferred Stock is convertible into 45,000,000 shares of common stock, based upon a conversion price of $0.40 per share and has a liquidation preference of $8.00 per share. The holders of the Series A Convertible Preferred Stock are entitled to receive a cumulative quarterly dividend at a rate of 15% of the stated liquidation preference amount per annum in preference to any distributions on common stock. The dividends are payable in additional shares of Series A and Series B Convertible Preferred Stock. The dividend shares would be convertible to 6,750,000 additional shares of common stock.

ITEM 6.  SELECTED FINANCIAL DATA
--------------------------------

         The historical consolidated statement of operations data for the years ended December 31, 2008 and December 31, 2007 and the historical consolidated balance sheet data as of December 31 2008 and December 31, 2007 have been derived from our historical consolidated financial statements included elsewhere in this Annual Report on Form 10-K.

         The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited and unaudited financial statements and related notes included elsewhere in this prospectus. This financial information for the years ended December 31, 2008 and 2007 is derived from our audited financial statements contained elsewhere herein.

         The 2007 financial information has been reclassified to eliminate the divestitures and discontinuance of operations of Palermo, Grupo Sur, Pasani and Eco.


STATEMENT OF OPERATIONS DATA

                                                   For the two years ended December 31
                                              ---------------------------------------------
                                                    2007                    2007
                                              --------------------   ----------------------
Revenues                                      $         18,415,807   $           13,594,661
(Loss) from operations                        $       (22,857,014)   $          (5,223,320)
Net (loss)                                    $       (33,156,906)   $          (9,406,034)
Net (loss) per share of common stock          $             (0.39)   $               (0.14)


BALANCE SHEET DATA

                                                   For the two years ended December 31
                                              ---------------------------------------------
                                                    2007                    2007
                                              --------------------   ----------------------
Working capital (Deficit)                     $        (1,889,245)   $           11,617,771
Total assets                                  $          5,444,211   $           57,341,291
Total  liabilities                            $          6,779,402   $           24,333,199
Stockholders' equity                          $        (1,335,191)   $           33,008,092


7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
-----------------------------------------------------------------------------
OPERATIONS
----------

         The following discussion and analysis provides information, which our management believes is relevant to an assessment and understanding of our financial condition and results of operations. The discussion should be read in conjunction with the Consolidated Financial Statements contained herein and the notes thereto. Certain statements contained in this Form 10-K, including, without limitation, statements containing the words "believes", "anticipates", "estimates", "expects", "projections", and words of similar import are forward looking as that term is defined by: (i) the Private Securities Litigation Reform Act of 1995 (the "1995 Act") and (ii) releases issued by the Securities and Exchange Commission ("SEC"). These statements are being made pursuant to the provisions of the 1995 Act and with the intention of obtaining the benefits of the "Safe Harbor" provisions of the 1995 Act. We caution that any forward looking statements made herein are not guarantees of future performance and that actual results may differ materially from those in such forward looking statements as a result of various factors, including, but not limited to, any risks detailed herein or detailed from time to time in our other filings with the SEC including our most recent report on Form 10-K. We are not undertaking any obligation to update publicly any forward-looking statements. Readers should not place undue reliance on these forward-looking statements.

         The following discussion should be read in conjunction with the historical consolidated financial statements and the related notes and the other financial information included the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

         We were incorporated in Nevada in December 2002 as a wine distribution company. In April 2006, we acquired the right to distribute Miller beer in Baja California.

         Our Company is the only broad line nationwide leased and outsourced distributor of imported food and beverage products in Mexico. Operating from 11 distribution centers in Mexico and the US, the company markets and distributes over 500 national and proprietary brand food and non food items to more than 2,000 customers throughout Mexico.

         Nascent currently services over 8,000 sales points including supermarkets, convenience stores and traditional foodservice accounts including Wal-mart, Costco, Soriana, Comercial Mexicana, Casa Ley, AMPM, 7-Eleven, OXXO and more.

         We also distribute a full line of frozen foods, such as ice cream, frozen dinners, meats, ice cream and desserts, and a full line of canned and dry goods, fresh meats and imported specialties. We also distribute a wide variety of food-related items such as disposable napkins, plates and cups.

Business strategy:

         The primary component of our business strategy involves the establishment of a nationwide footprint in Mexico. We will attempt to accomplish this by seeking to acquire profitable and well positioned distributors in Mexico. We also plan to obtain exclusive distribution rights to desirable and recognizable products to command higher operating margins and to use technology to leverage our operations and absorb acquisitions.

Mexico Market overview:

         The population of Mexico is in excess of 110 million people and the country has a Gross Domestic Product of more than $1 trillion dollars. According to U.S Department of Agriculture, the foodservice industry in Mexico is a $46 billion industry and is fragmented. The industry is serviced by 25,000 small to medium food service distributors.

         Furthermore, the foodservice industry in Mexico carries higher margins than US foodservice distribution. In Mexico the margins generally range from 25-40% while the US foodservice industry margins tend to range between 10-15%.

RECENT EVENTS

Discontinuance of certain operations

         During the year ended December 31 2008, we announced plans to review our growth Strategy. The Company divested and discontinued operations of Palermo, Pasani, Eco and Grupo Sur as discussed in Note 5 to the financial statements contained as Item 8 in this 10-K.

         On March 2, 2009 Miller Trading Company, S.A. de C.V. ("Miller") and Best Beer Distributing, S.A. de C.V. ("Best Beer" ) a wholly owned subsidiary of Nascent Wine Company, Inc. decided to terminate the Miller Distribution Contract dated April 12, 2006. This decision was based on several factors, the renewal of a stand by letter of credit, the peso devaluation in Mexico, and overall competition in the beer industry in Mexico. Best Beer also, agrees to return to Miller prices list, manuals, and related sales and marketing materials Miller supplies pursuant to the Distribution Contact.

Inflation/Energy

         We believe that the significant increase in energy prices during the year ended December 31, 2008 has had a negative effect on our margins . We are able to pass on some of the increased commodity costs in certain circumstances; however, for the most part we are absorbing these increased commodity costs resulting from the energy costs.

         The total impact of foreign currency items on the Consolidated Statements of Operations for the years ended December 31, 2008 and 2007 were losses of $3,302,905 and $0.00, respectively. During 2008 the lowest rate at
10.1106 pesos per dollar increased to 13.5383 pesos to one dollar by December 31, an increase of 25% resulting in a substantial loss.

RESULTS OF OPERATIONS

         All costs incurred to bring product to our warehouses and distributions centers are included in cost of revenue. These items include shipping and handling costs, agent and broker fees, letter of credit fees, customs duty, inspection costs, inbound freight and internal transfer costs. Costs associated with our own distribution and warehousing are recorded in operating expenses. Our gross margins may not be comparable to others in the industry as some entities may record and classify these costs differently.

Note: 2007 financial results have been reclassified to conform to the current presentation of Palermo, Pasani, Eco and Grupo Sur as discontinued operations.

THE YEAR ENDED DECEMBER 31, 2008 COMPARED TO THE SAME PERIOD IN 2007.

         REVENUE for the year ended December 31, 2008 was $18,416,000, as compared to $13,595,000, For the year ended December 31, 2007, an increase of $4,821,000. The increase reflects $1,.617,000 of additional Targa revenue, which was purchased in the fourth quarter of 2007. Sales of Best Beer increased 3,345,000 as compared to 2007.

         COST OF SALES for the year ended December 31, 2008 was $14,117,000, an increase of $1,766,000 over the prior year. The increase for the most part is attributable to Costs of Sales associated with Targa revenue which was purchased in the fourth quarter of 2007.

         GROSS PROFIT for the year ended December 31, 2008 was $4,299,000 or 23% of sales, an increase of $3,055,000 over the $1,244,000 or 9% of sales for the year ended December 31, 2007

         OPERATING EXPENSES of $20,689,00 included $18,372,000 of impairment of intangible assets and goodwill. Of the remaining 8,784,000 approximately $600,000 were distribution expenses, $1,300,000 were sales and marketing, $1,250,000 for depreciation and amortization, $600,000 for legal, accounting and consulting and the remaining $5,050,000 for salaries and other general expenses. The operating expenses for the year ended December 31, 2007, were $6,467,000 as compared to 2008 a difference of $2,317,000. The major difference was Targa that had general expenses of $301,000 in 2007 compared to $3,056,000 in 2008. Targa only operated two months in 2007.

         OTHER INCOME (EXPENSE) was ( $2,044,000) for the year ended December 31, 2008, a decrease of $1,758,000 for the same period in 2007 that was ($3,802,000). The December 31,2007 amount included interest expense of $1,904,000 and warrant interest expense of $1,918,000. The December 31, 2008 amount includes interest expense of $589,000, exchange loss of $3,303,000 and recovery of the $1,326,000 of the warrant interest from the prior year 2007.

         NET LOSS of $33,157,000 reflects a loss from continuing operations of $22,857,000 and a loss from discontinued operations of $8,245,000 for the year ended December 31, 2008, an increased loss of approximately $23,751,000 compared to the $9,406,000 net loss for the same period in 2007. The increase for the most part is the $18,372,000 attributable to impairment of goodwill and intangibles and 8,245,000 in discontinued operations.

LIQUIDITY AND CAPITAL RESOURCES

         The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2008, the Company had cash of $238,000 and working capital of ($1,889,245). The Company had net losses from continuing operations of $22,857,000 and $9,028,000 for the years ended December 31, 2008 and 2007, respectively

         On February 13, 2008, the Company entered into a loan agreement with Cyril Capital, LLC ("Cyril") in which Cyril lent the Company $500,000. The loan was due and payable on August 14, 2008. The primary security for the loan was the Company's inventory and accounts receivable. The secondary security was the personal guarantee of Sandro Piancone, the Company's Chief Executive Officer. In the event that the loan, including interest at 8% per annum, was not repaid on August 14, 2008, a penalty of 10% would apply. However, the Company opted to extend the term of the loan by 60 days to October 14, 2008 for a fee of $20,000. On October 14, 2008, the Company extended the term of the loan again by 60 days for a fee of $20,000. During the extension period, the loan is not in default and the penalty will not apply. Interest at the base rate of 8% per annum will continue to accrue.

         The Company is currently in discussions with several lending institutions for a working capital credit facility and additional financing. Management believes that the existing working capital resources and cash forecasted by management to be generated by operations, together with planned short-term and long-term borrowings, lines of credit and/or capital raised through the sale of equity or equity-based securities will be sufficient to fund operations through at least the next twelve months. However, there is no assurance that external funding will be available on terms and conditions acceptable to the Company, or at all, or that we will be successful with our operating plans. If events and circumstances occur such that the Company does not meet its current operating plans and raise sufficient external financing, the Company may be required to further reduce expenses or take other steps which could have a material adverse effect on its future performance, including but not limited to, the premature sale of some or all of its assets or product lines on undesirable terms, merger with or acquisition by another company on unsatisfactory terms, or the cessation of operations.

THE FOLLOWING FINANCIAL STATEMENTS ARE UNAUDITED.

THE FILING OF THE 8-K WITH THE FINORMATION PRESENTED IS NOT IN COMPLIANCE WITH SECURITIES AND EXCHANGE COMMSISSIONS REQUIREMENTS.


PART I - FINANCIAL INFORMATION


                                 NASCENT WINE COMPANY, INC., AND SUBSIDIARIES
                                          Consolidated Balance Sheets
                                        (UNAUDITED)
                                                                 DECEMBER 31, 2008   DECEMBER 31, 2007
                                                                 ------------------  -----------------
               ASSETS

CURRENT ASSETS
Cash                                                             $    237,855        $    961,243
Accounts receivable (net of allowance of $806,552 at
    December 31, 2008 and $ 547,290 December 31, 2007)              2,687,591           3,878,522
Inventory                                                           1,319,303           2,693,029
Prepaid and other current assets                                      645,408             694,145
Notes Receivable                                                           --           5,026,545
Assets held for sale                                                       --          22,697,486
                                                                 ------------        ------------

            TOTAL CURRENT ASSETS                                    4,890,157          35,950,970

Property and equipment, net                                           554,054             736,635

Amortizable intangible assets, net                                         --          13,166,621
Goodwill                                                                   --           7,480,565
Other noncurrent assets                                                    --               6,500
                                                                 ------------        ------------

            TOTAL ASSETS                                         $  5,444,211        $ 57,341,291
                                                                 ============        ============



                                                     F-2


                                                                 DECEMBER 31, 2008   DECEMBER 31, 2007
                                                                 ------------------  -----------------
             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Line of credit                                                   $     46,483        $         --
Accounts payable                                                    3,307,526           2,920,420
Accrued expenses                                                      691,828           1,149,148
Accrued interest                                                      211,587             279,351
Notes payable                                                       1,654,293              73,133
Shareholder loans                                                     867,685             630,000
Acquisition loans                                                          --           8,000,000
Liabilities related to assets held for sale                                --          11,281,147
                                                                 ------------        ------------

            TOTAL CURRENT LIABILITIES                               6,779,402          24,333,199

Contingencies and Commitments                                    $         --        $         --

STOCKHOLDERS'  EQUITY
Preferred stock, 5,000,000 authorized:
 Series A convertible preferred stock, $.001 par value,
  1,875,000 shares issued and outstanding at
  December 31, 2008 and December 31, 2007                               1,875               1,875
 Series B convertible preferred stock, $.001 par value,
   375,000 shares issued and outstanding
   at December 31, 2008 and December 31, 2007                             375                 375
 Common stock, $0.001 par value: 195,000,000 shares
  authorized, 87,362,245 shares issued and outstanding
  at December 31, 2008 and 84,425,538 at December 31, 2007,
  respectively.                                                        87,584              84,426
Additional paid-in capital                                         43,194,600          44,351,978
Accumulated other comprehensive income                                    290              32,447
Accumulated Deficit                                               (44,619,915)        (11,463,009)
                                                                 ------------        ------------

            TOTAL STOCKHOLDERS' EQUITY                             (1,335,191)         33,008,092
                                                                 ------------        ------------
            TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY           $  5,444,211        $ 57,341,291
                                                                 ============        ============



                           See accompanying notes to Consolidated Financial Statements

                                                     F-3


                  NASCENT WINE COMPANY, INC., AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                (UNAUDITED)

                                                        FOR THE YEARS ENDED
                                             ----------------------------------------
                                             DECEMBER 31, 2008   DECEMBER 31, 2007
                                             ----------------------------------------

NET REVENUES                                    $ 18,415,807        $ 13,594,661
COST OF REVENUE                                   14,116,693          12,350,767
                                                ------------        ------------

GROSS PROFIT                                       4,299,114           1,243,894

OPERATING EXPENSES
General and Administrative                         7,532,345           5,283,025
Depreciation                                         128,312              80,810
Amortization                                       1,123,056           1,103,379
Intangible Impairments                            18,372,415                  --
                                                ------------        ------------

TOTAL OPERATING EXPENSES                          27,156,128           6,467,214

 LOSS FROM OPERATIONS                            (22,857,014)         (5,223,320)

OTHER INCOME (EXPENSE)

Interest Income                                       44,879              19,998
Interest Expense                                    (589,250)         (1,904,326)
Lose on exchange                                  (3,302,905)                 --
Warrant Interest Recapture                         1,326,204          (1,918,131)
Other income (expense),net                           476,721                  --
                                                ------------        ------------
TOTAL OTHER INCOME (EXPENSE)                      (2,044,351)         (3,802,459)

LOSS FROM CONTINUING OPERATIONS
BEFORE PROVISION FOR INCOME TAXES                (24,901,365)         (9,025,779)

PROVISION FOR INCOME TAXES                            10,269               1,151
                                                ------------        ------------

LOSS FROM CONTINUING OPERATIONS                  (24,911,634)         (9,026,930)


INCOME (LOSS) FROM DISCONTINUED OPERATIONS        (8,245,272)           (379,104)

                                                ------------        ------------
NET LOSS                                        $(33,156,906)       $ (9,406,034)
                                                ============        ============

BASIC AND DILUTED EARNINGS PER SHARE
  Continuing Operations                         $      (0.29)       $      (0.13)
                                                ============        ============
  Discontinued Operations                       $      (0.10)       $      (0.01)
                                                ============        ============

Weighted-average Shares Outstanding               84,664,970          68,466,011
                                                ============        ============


            See accompanying notes to Consolidated Financial Statements

                                      F-4


                                           NASCENT WINE COMPANY, INC., AND SUBSIDIARIES
                                          Consolidated Statement of Stockholders' Equity
                                                        (UNAUDITED)

                           PREFERRED SHARES      COMMON SHARES                                                         STOCKHOLDERS'
                          ------------------ --------------------  ADDITIONAL                                           ACCUMULATED
                                   Par Value            Par Value    PAID-IN   SUBSCRIBED COMPRENHENSIVE    INCOME        EQUITY
                          Shares    $0.001    Shares      $0.001     CAPITAL      STOCK        INCOME      (DEFICIT)    (DEFICIT)
                          ------------------ -------------------- ------------ ----------- ------------  ------------- -------------

Balance
December 31, 2006                             52,050,000 $ 52,050 $ 16,314,477 $ 2,334,727 $        (15) $ (2,056,904) $ 16,644,335

Preferred shares issed
 for stockfor cash        2,250,000    2,250          --       --   15,142,027          --           --            --    15,144,277
Shares issued for service        --       --     316,023      316      162,055          --           --            --       162,371
Shares issued for loans          --       --   3,002,545    3,003    1,265,899          --           --            --     1,268,902
Shares issued for trucks         --       --      77,170       77       30,791          --           --            --        30,868
Shares issued for cash           --       --  28,484,900   28,485    9,585,424  (2,334,727)          --            --     7,279,182
Shares issued for
 acquisitions                    --       --     244,900      245      119,755          --           --            --       120,000
Warrants issued                  --       --          --       --    1,616,800          --           --            --     1,616,800
Shares issued for
 finders fee                     --       --     250,000      250      114,750          --           --            --       115,000
Net loss                         --       --          --       --           --          --           --    (9,406,105)   (9,406,105)
Translation loss                 --       --          --       --           --          --       32,462            --        32,462
                          ------------------ -------------------- ------------ ----------- ------------  ------------- -------------
Comprehensive  loss              --       --          --       --           --          --           --            --    (9,373,643)
                          ------------------ -------------------- ------------ ----------- ------------  ------------- -------------
Balance
December 31, 2007         2,250,000    2,250  84,425,538 $ 84,426 $ 44,351,978          -- $     32,447  $(11,463,009) $ 33,008,092

Warrant interest
 expense (recapture)                                               (1,326,204)                                          (1,326,204)
Shares issued for
 service                                         318,181      318      29,682                                                30,000
Shares issued for
 penalty                                       2,839,675    2,840     139,144                                               141,984
Net loss                                                                                                 (33,156,906)   (33,156,906)
Translation (loss) gain                                                                         (32,157)                    (32,157)
                                                                                                                       -------------
Comprehensive loss                                                                                                      (33,189,063)

                          ------------------ -------------------- ------------ ----------- ------------  ------------- -------------
Balance
September 30, 2008        2,250,000 $  2,250  87,583,394 $ 87,584 $ 43,194,600 $        -- $        290  $(44,619,915) $ (1,335,191)
                         =================== ==================== ============ =========== ============= ============= =============


                                    See accompanying notes to Consolidated Financial Statements

                                                               F-5


                                      NASCENT WINE COMPANY, INC., AND SUBSIDIARIES
                                          Consolidated Statement of Cash Flows
                                                (UNAUDITED)

                                                                               FOR THE YEARS ENDED
                                                                         ------------------------------------
                                                                         DECEMBER 31,2008    DECEMBER 31,2007
                                                                         ----------------    ----------------
Cash Flows from Operating Activities
Net loss                                                                    $(33,156,906)      $ (8,030,732)
Adjustment to reconcile net loss to net cash provided by operations:
    Depreciation                                                                 135,637          1,093,344
    Amortization                                                               1,123,056          1,616,800
    Allowance for doubtful accounts                                              444,908            162,371
    Loss on divestitures-Palermo, Pasani, Grupo Sur and Eco                    6,279,621                 --
    Reversal of penalty stock                                                   (564,951)                --
    Shared-based compensation                                                     30,000             90,945
    Recapture of interest on warrants                                         (1,326,204)                --
    Impairment of amortizable intangibles                                     13,594,400                 --
    Impairment of goodwill                                                     6,328,740                 --
    Impairment of accrued interest on acquisition loans                         (358,995)                --
    Exchange gain                                                               (298,219)                --
    Changes in assets and liabilities, net of discontinued operations:
         (Increase)/decrease in accounts receivable                           (4,339,652)          (427,506)
         (Increase)/decrease in inventory                                      1,039,829           (619,575)
         (Increase)/decrease in prepaids and other assets                        (99,613)          (186,907)
         Increase/(decrease) in accounts payable                               7,534,019         (3,984,148)
         Increase/(decrease) in accrued expense                                  233,379            747,261
         Increase/(decrease) in accrued interest                                 (67,764)            18,484
                                                                            ------------       -------------
               Net cash used in continuing operations                         (3,468,715)        (9,519,663)
               Net cash used in discontinued operations                         (170,451)        (3,754,165)
                                                                            ------------       -------------
               Net cash used in operating activities                          (3,639,166)       (13,273,828)

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchased fixed assets                                                      (70,196)           (96,630)
     Investments in acquisitions of Pasani, Grupo Sur and Targa                       --         (6,730,000)
     Cash acquired in acquisitions                                                    --            136,851
                                                                            ------------       -------------
               Net cash used in continuing operations                            (70,196)        (6,689,779)
               Net cash used in discontinued operations                               --           (970,552)
                                                                            ------------       -------------
               Net cash used in investing activities                             (70,196)        (7,660,331)


                                                          F-6


CASH FLOWS FROM FINANCING  ACTIVITIES
    Line of credit                                                                 50,000                 --
    Line of credit payment                                                         (3,517)           (38,000)
    Bridge Loan                                                                        --         (1,073,505)
    Other loans                                                                   (48,133)          (156,774)
    Shareholder loan advance                                                      275,185           (541,246)
    Shareholder loan payment                                                      (37,500)                --
    Proceeds from loans                                                         1,654,293                 --
    Common stock issued for cash, less expenses                                        --          7,279,182
    Preferred stock issued for cash                                                    --         15,259,276
    Loans to divested companies                                                        --         (4,276,545)
                                                                             ------------       ------------
               Net cash used in continuing operations                           1,890,328         16,452,388
               Net cash used in discontinued operations                                --          5,120,722
                                                                             ------------       ------------
               Net cash used in financing activities                            1,890,328         21,573,110

EFFECT OF EXCHANGE RATE CHANGES ON CASH
   CONTINUING OPERATIONS                                                          891,075             26,985
   DISCONTINUED OPERATIONS                                                             --             23,502
                                                                             ------------       ------------
                                                                                  891,075             50,487
                                                                             ------------       ------------

NET DECREASE IN CASH                                                             (927,959)           689,438
CASH--BEGINNING OF PERIOD (INCLUDING $204,571 AND ($214,935)                    1,165,814            476,376
                                                                             ------------       ------------

CASH - ENDING OF PERIOD                                                      $    237,855       $  1,165,814
                                                                             ============       ============



SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of stock for shareholder loan                                       $         --       $  1,268,902
                                                                             ============       ============
Issuance of common stock for services                                        $     30,000       $    162,371
                                                                             ============       ============
Issuance of common stock for truck                                           $         --       $     30,868
                                                                             ============       ============
Warrant issued for interest (recapture)                                      $ (1,326,204)      $  1,616,800
                                                                             ============       ============
Impairment of acquisition notes payable                                      $ (8,000,000)      $         --
                                                                             ============       ============
Investment in divested companies                                             $ 12,550,000       $         --
                                                                             ============       ============
AIP assumption of an account payable                                         $   (793,297)      $         --
                                                                             ============       ============
Income taxes paid                                                            $      1,825       $      1,151
                                                                             ============       ============
Interest paid                                                                $    370,073       $  1,543,741
                                                                             ============       ============

                               See accompanying notes to Consolidated Financial Statements

                                                          F-7

                  NASCENT WINE COMPANY, INC., AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
                                (UNAUDITED)

NOTE 1 - COMPANY OVERVIEW

Company History
---------------

The Company was incorporated under the laws of the State of Nevada on December 31, 2002 (Date of inception). The Company had minimal operations until July 1 2006, when the Company purchased the option to acquire the license to distribute Miller Beer in Baja California, Mexico (` Miller") from Piancone Group International, Inc. (PGII). Subsequently, the Company made a payment of $800,000 and entered into an agreement with Miller to distribute beer in Baja through a subsidiary, Best Beer S.A. de C.V., (Best Beer)

In October 2006, the Company purchased the assets and assumed the liabilities of PGII, and in November 2006, the Company purchased the outstanding common stock of Palermo Italian Foods, LLC. (Palermo).

On May 11, 2007, the Company acquired Pasani S.A de C.V. (Pasani) and Eco Pac Distributing, LLC (Eco), distribution companies based in Mexico City and San Antonio.

In July 2007, the Company acquired Grupo Sur Promociones de Mexico S.A. de C.V. (Groupo Sur) and related companies.

In October 2007, the Company acquired all of the outstanding capital stock of Comerecial Targa, S.A. de C.V. (Targa).

In May 2008, the Company announced its decision to evaluate strategic options for Palermo, Pasani, Eco and Grupo Sur. In accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the assets and liabilities relating to Palermo, Pasani, Eco and Grupo Sur have been reclassified as held for sale in the Consolidated Balance Sheet at December 31, 2007.

In June 2008, the Company sold Palermo to AIP, Inc., a company founded by Victor Petrone, formerly the President and a Director of the Company. (see Note 5)

On July 31, 2008, the Company entered into a settlement with the former owners of Pasani and Eco to transfer such companies back to them (see Note 5).

In October the formers owners of Grupo Sur took the company back. The Company is taking steps to require Grupo Sur to pay back monies lent to them prior to their action of taking Grupo Sur back (see Note 5).

In November 2008 the Company initiated at restructuring of the Company, including the operations of Best Beer and Targa. This included reduction of staff in all locations.

The results of operations of Palermo, Pasani, Eco and Grupo Sur for the respective periods of ownership during the years ended December 31, 2008 and 2007, have been reported as discontinued operations.

NOTE 2 - GOING CONCERN

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2008, the Company had cash of $237,855 and working capital of $(1,889,245 . The Company had net losses from continuing operations of $24,911,634 and $9,026,930 for the years ended December 31, 2008, and 2007, respectively , and loss from discontinued operations of 8,245,272 and 379,104 for the years ended December 31, 2008, and 2007, respectively.

The Company is currently in discussions with several lending institutions for a working capital credit facility and additional financing. Management believes that the existing working capital resources and cash forecasted by management to be generated by operations, together with planned short-term and long-term borrowings, lines of credit and/or capital raised through the sale of equity or equity-based securities will be sufficient to fund operations through at least the next twelve months. However, there is no assurance that external funding will be available on terms and conditions acceptable to the Company, or at all, or that we will be successful with our operating plans. If events and circumstances occur such that the Company does not meet its current operating plans and raise sufficient external financing, the Company may be required to further reduce expenses or take other steps which could have a material adverse effect on its future performance, including but not limited to, the premature sale of some or all of its assets or product lines on undesirable terms, merger with or acquisition by another company on unsatisfactory terms, or the cessation of operations.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Best Beer S.A. de C. V., ("Best Beer") and International Food Services, Inc. (IFS) for years ended December 31, 2008 and 2007, and Targa for the year ended December 31, 2008 and two months in the year ended December 31, 2008.

The accompanying consolidated balance sheet for the year ended December 31, 2007 includes the net assets of Palermo, Pasani, Eco and Grupo Sur as assets held for sale at December 31, 2007. The results of operations of Palermo, Pasani, Eco and Grupo Sur are disclosed as discontinued operations for the periods held during the two years ended December 31, 2008 and 2007.

All significant inter-company transactions and balances have been eliminated in consolidation.

Basis of Preparation
--------------------

The accompanying audited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for financial reporting and pursuant to the rules and regulations of the Securities and Exchange Commission ("Commission).


Estimates
---------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Revenue Recognition
-------------------

The Company, through its subsidiaries, sells food and beverage products to its customers in Mexico. Sales of products and related costs of products sold are recognized using the accrual method in which revenues are recorded as products are delivered and billings are generated. The Company applies the provisions of SEC Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition" for the sale of products. SAB No. 104, which supersedes SAB No. 101, "Revenue Recognition in Financial Statements", provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for the disclosure of revenue recognition policies. In general, the Company recognizes revenue related to product sales when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

Accounts Receivable
-------------------

The Company has reviewed the outstanding trade accounts receivable and has provided a reserve for slow paying accounts of $806,552 at December 31, 2008 and $547,290 at December 31, 2007. The Company has obtained an insurance policy with AIG which insures its trade receivables losses incurred from customer non-payment during 2008. In addition the Company has developed standard credit policies.

Inventories
-----------

Inventories are accounted for on the first-in, first-out basis. Any products reaching their expiration dates are written off. The Company provided a reserve for slow moving inventory of zero at December 31,2008 and December 31, 2007, respectively.

Property, Plant and Equipment
-----------------------------

Property, plant and equipment is stated at cost and depreciated using the straight-line method over the estimated useful life of the assets, which is three to ten years.

Business Combinations
---------------------

Acquisitions require significant estimates and judgments related to the fair value of assets acquired and liabilities assumed to which the transaction costs are allocated under the purchase method of accounting. Certain liabilities are subjective in nature. The Company reflects such liabilities based upon the most recent information available. The ultimate settlement of such liabilities may be for amounts that are different from the amounts initially recorded. A significant amount of judgment is also involved in determining the fair value of assets acquired. Different assumptions could yield materially different results.

Long-Lived Assets
-----------------

The Company accounts for intangible assets in accordance with Statement of Financial Accounting Standards (SFAS) No.144 " Accounting For The Impairment or Disposal of Long-Lived Assets" and Statement of Financial Accounting Standards (SFAS )No. 142 "Goodwill and Other Intangible".

The Company acquired certain long-lived assets during 2007 and 2006. The acquired long lived Assets are attributed to acquisitions completed during 2007 and 2006. The Company reviewed the carrying values of its long-lived assets for possible impairment as of December 31, 2008 and whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable and\or annually. (see Note 5)

Per Share Data
--------------

Basic net earnings (loss) from continuing operations per share is computed by dividing net earnings (loss) from continuing operations by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) from continuing operations per share is calculated by dividing net earnings (loss) from continuing operations and the effect of assumed conversions by the weighted average number of common and, when applicable, potential dilutive common shares outstanding during the period.

Preferred stock and warrants (described in Note 9 below) to purchase shares of common Stock represented 51.7 million potential common shares for the year ended December 31, 2008 and 45 million potential common shares for the year ended December 31, 2007, but were not included in the computation of diluted earnings per share as the effect would be anti-dilutive.

Basic loss per share is calculated by dividing net loss by the weighted-average number of shares of common shares outstanding. Diluted loss per share includes the component of basic loss per share and also gives effect to potential dilutive common shares. Potential dilutive common shares include stock options, warrants and preferred stock which is convertible into common stock.

Income Taxes
------------

The Company follows SFAS No. 109 "Accounting For Income Taxes" (SFAS No. 109) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the differences between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expense or benefit is based on the change in the asset or liability each period. If available evidence suggests that is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax asset to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Advertising and Trade Shows
---------------------------

The Company expenses advertising trade shows as incurred. The expense was approximately $180,000 and $91,100 for the years ended December 31, 2008 and 2007 respectively

Foreign Currency Translation
-----------------------------

Our functional currency is the U.S. dollar. The functional currency of our foreign operations, generally, is the respective local currency for each foreign subsidiary. Assets and liabilities of foreign operations denominated in local currencies are translated at the spot rate in effect at the applicable reporting date. Our consolidated statements of operations are translated at the weighted average rate of exchange during the applicable period. The resulting unrealized cumulative translation adjustment, net of applicable income taxes, is recorded as a component of accumulated other comprehensive income (loss) in stockholders' equity. Realized and unrealized transaction gains and losses generated by transactions denominated in a currency different from the functional currency of the applicable entity are recorded in other income (loss) in the period in which they occur. During 2008 the rate from October 7 to December 31 increased from
11.1188 pesos to one dollar to 13.5383 pesos to one dollar, an increase of 18%.

Reclassifications
-----------------

Certain prior period amounts have been reclassified to conform to the current period's presentation.

Recent Accounting Pronouncements
--------------------------------

Following is a short description of new accounting standards becoming effective in 2008 or later.

         o IFRS 8 'Operating Segments' introduces the 'management approach' to segment reporting, whereby segment reporting is based on internal management reporting and replaces IAS 14. IFRS 8 aligns segment reporting with the requirements of the US standard SFAS 131, 'Disclosures about segments of an enterprise and related information'. IFRS 8 was adopted in 2007, will require the disclosure of segment information based on the internal reports regularly reviewed by the Chief Executive Officer (CEO) in order to assess each segment's performance and to allocate resources to them.

         o Revised IAS 23 'Borrowing Costs' removes the option to expense borrowing costs and requires that an entity capitalizes borrowing costs directly attributable to the acquisition, construction or production of a qualifying asset as part of the cost of that asset. The revised IAS 23 will become mandatory for the in 2009 financial statements. It is not expected to have a material impact on the consolidated financial statements.

         o IFRIC 13 Customer Loyalty Programs addresses the accounting by entities that operate, or otherwise participate in, customer loyalty programs for their customers. It relates to customer loyalty programs under which the customer can redeem credits for awards such as free or discounted goods or services. IFRIC 13, which becomes mandatory in 2009 financial statements, is not expected to have a material impact on the consolidated financial statements.

         o IFRIC 14 'The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction' clarifies when refunds or reductions in future contributions in relation to defined benefit assets should be regarded as available and provides guidance on the impact of minimum funding requirements (MFR) on such assets. IFRIC 14 will became mandatory in 2008 financial statements. IFRIC 14 is not expected to have material impact on the consolidated financial statements.

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following at December 31, 2008 and December 31, 2007:

                                                        2008                  2007
                                                 -------------------    -----------------
         Distribution equipment                  $          545,606     $        568,239
         Office furniture and equipment                      36,344               44,205
         Computer                                            27,595               15,719
         Autos and trucks                                   195,919              204,415
         Freezers                                           171,996              162,020
         Leasehold improvements                              91,497               98,404
                                                 -------------------    -----------------
         Totals                                  $         1068,957     $      1,093,002
         Accumulated depreciation                          (464,080)            (356,367)
                                                 -------------------    -----------------
         Property, plant and equipment (net)     $          804,877     $        736,635
                                                 ===================    =================

Depreciation expense for the years ended December 31, 2008 and 2007 were $128,312 and $80,910 , respectively,


NOTE 5 - INTANGIBLE ASSETS AND GOODWILL

Continuing Operations
---------------------

Goodwill and intangible assets consisted of the following at December 31, 2008 and December 31, 2007 for the continuing operations:

                                           --------------------------------------------------------------------
                                           Gross Carrying       Accum.         Gross Carrying         Accum.
                                               Amount        Amortization          Amount          Amortization
                                           --------------------------------------------------------------------
Intangibles subject to amortization:
   Miller Beer Distrtibution Licenses      $         --      $         --       $  8,675,000       $ (1,432,503)
   Client lists                                      --                --            500,000       $    (16,666)
                                           --------------------------------------------------------------------
      Total for Nascent                              --                --          9,175,000         (1,449,169)

   Customer relations                                --                --            290,000             (6,042)
   Trademarks                                        --                --          1,300,000           (210,834)
   Non-Compete Agreement                             --                --             70,000             (2,334)
                                           --------------------------------------------------------------------
       Total for Targa                     $         --      $         --       $  1,660,000       $   (219,210)

   Customer relations                                --                --            670,000
   Trademarks                                        --                --          1,600,000
   Non-Compete Agreement                             --                --             70,000
                                           --------------------------------------------------------------------
     Total for Pasani                                                           $  2,340,000       $   (142,496)
                                           --------------------------------------------------------------------
                                           $         --      $         --       $ 13,175,000       $ (1,810,875)
                                           ====================================================================

                                           ------------                         ------------
Intangibles subject to amortization, net   $         --                         $  9,166,621
                                           ============                         ============

The Company tested its goodwill and intangibles for impairment of its continuing operations and determined that estimated fair value exceeded the carrying value.

Determining the fair value of a reporting unit under the first step of the goodwill impairment test and determining the fair value of individual assets and liabilities of a reporting unit under the second step of the goodwill impairment test is judgmental in nature and often involves the use of significant estimates and assumptions. These estimates and assumptions could have a significant impact on whether or not an impairment charge is recognized and also the extent of such charge. The Company's estimates of fair value utilized in goodwill and intangible asset tests may be based upon a number of factors, including assumptions about the projected future cash flows, discount rate, growth rate, determination of market comparables, technological change, economic conditions, or changes to the Company's business operations.

The Company evaluated the remaining useful lives of its finite-lived purchased intangible assets to determine if any adjustments to the useful lives were necessary or if any of these assets had indefinite lives and were therefore not subject to amortization. The Company determined that an impairment adjustment to the useful lives of its finite-lived purchased intangible assets were necessary

Discontinued Operations
-----------------------

During the year the Company divested itself of Palermo, Pasani, Eco and Grupo Sur. In accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which includes the discontinuance of a business, the Company included the loss on the disposition of the four companies as a loss from "Discontinued operations"

On June 30 , 2008, the Company sold all of the outstanding capital stock of Palermo to AIP, Inc. (AIP), a company founded by the Company's former President who was also a Director. The consideration consisted of AIP's assumption of an accounts payable note in the amount of $793,297 and a secured bank loan in the aggregate principal of $249.999, a note in favor of the Company in the amount of $1,000,000.00 due and payable on June 30, 2009, and fifteen percent (15%) of the outstanding equity of AIP. The value of the equity interest in AIP is fully reserved. . As a result of the sale of Palermo, the assets and related liabilities of Palermo were reclassified as held for sale at December 31, 2007, and the operations of Palermo are reported as discontinued operations for the years ended December 31, 2008 and 2007, respectively. The loss on the disposition of Palermo was $2,284,010.

On November 3, 2008 , the Company assigned the rights to receive the $1,000,000 proceeds from the Palermo note to Genesis capital as collateral for Genesis extending the due date of the note payable.

On August 8, 2008, Nascent entered into a Settlement Agreement (the "Settlement Agreement"), effective June 30, 2008 (the "Settlement Date"), with Pasani, S.A. de C.V. ("Pasani") and Eco Distributing, LLC ("Eco") thereby agreeing to sell back the capital stock. Pursuant to the Settlement Agreement the Shareholders have agreed to pay Nascent the following: (i) $500,000 in cash within 180 days of the Settlement Date, $185,000 in additional funds within 180 days of the Settlement Date and (iii) $312,451 (for inventory sold) within 180 days of the Settlement Date. In addition, Pasani was obligated to pay Nascent $92,259 for products delivered to Pasani during July 2008. As a result of the agreement the assets and related liabilities of Pasani and Eco were reclassified as held for sale at December 31, 2007, and the operations of Pasani and Eco are reported as discontinued operations for the years ended December 31, 2008 and 2007, respectively. The loss on the disposition of Pasani and Eco was $4,243,079.

On July 10, 2007, pursuant to a Stock Purchase Agreement, the Company acquired Grupo Sur, an in store merchandising company in Mexico. However, the capital stock certificates were not transferred to the Company as was required by the agreement. During 2008 Nascent believed that Grupo Sur began taking actions that were contrary to the Stock Purchase Agreement and related employment agreements, which was brought to Grupo Sur's attention. In October 2008 the owners of Grupo Sur took over the complete control of the company. The Company is pursuing through available channels the return of $1,300,000 in loans made to Grupo Sur. As a result of these actions the assets and related liabilities of Grupo sur were reclassified as held for sale at December 31, 2007, and the operations of Grupo Sur are reported as discontinued operations for the years ended December 31, 2008 and 2007, respectively. The loss on the disposition of Grupo Sur was $1,708,184.


NOTE 6 - INCOME TAXES

The components of the deferred tax asset is as follows:


                                          December 31,        December 31,
                                             2008                 2007
                                       ----------------     ----------------
   Deferred tax assets
   Net operating loss carry-forward    $      4,474,000     $      2,860,000
   Valuation allowance                       (4,747,000)          (2,860,000)
                                       ----------------     ----------------
   Net deferred tax assets             $              -     $              -
                                       ================     ================

The Company had available approximately $11,232,000 and $7,196,000 of unused Federal and California net operating loss carry-forwards at December 31, 2008 and 2007, respectively, that may be applied against future taxable income. These net operating loss carry-forwards expire through 2029 and 2019 for Federal and State purposes, respectively. There is no assurance that the Company will realize the benefit of the net operating loss carry-forwards.

SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax assets will not be realized. Reconciliation of the differences between the statutory tax rate and the effective income tax rate is as follows for the years ended December 31:

                                             2008          2007
                                           ---------    ---------
Statutory federal tax (benefit) rate        (34.00%)     (34.00%)
Statutory state tax (benefit) rate           (5.83%)      (5.83%)
Statutory foreign tax (benefit) rate        (34.00%)     (34.00%)
Effective tax rate                           32.00%       32.00%
Valuation allowance                          39.83%       39.83%
                                           ---------    ---------
Effective income tax rate                       --           --
                                           =========    =========

NOTE 7 - NOTES PAYABLE

The Company had the following loans outstanding at December 31, 2008:


                     Interest
Bank                   Rate          Due Dates          Amount
--------------------------------------------------------------------
Genesis                14%        March 31,2009         $ 1,000,000
Cyril Capital, LLC      8%        February 14, 2009         500,000
City National Bank      9%        Monthly payment            13,000
Leaf Funding           15%        Monthly payment            29,454
Pentech                18%        Monthly payment            31,839
Steven Kownacki     2.5%/month    On demand                  80,000
                                                    ----------------

                                                        $ 1,654,293
                                                    ================

On March 31, 2008, the Company sold a $1,000,000 Senior Secured Promissory Note (the "Note") to Genesis Merchant Partners, LP, a Delaware limited partnership ("Genesis"). Interest accrues on the amount of the Note at a rate of 14% per annum and is payable monthly to Genesis. The Note is secured by all assets of the Company, and had an original maturity date of September 30, 2008. The Company elected to extend the term of the loan to March 31, 2009 for a fee of $20,000. On November 3, 2008, in connection with the extension of the Note, the Company entered into a Collateral Assignment of Contracts agreement (the "Assignment"). Pursuant to the Assignment, the Company assigned to Genesis, as additional security for the obligations under the Note, the Company's rights to receive payments under (i) the promissory note in the amount of $1,000,000 made by AIP, Inc., and (ii) the settlement agreement with Pasani. (see Subsequent Events Note 15)

On February 13, 2008, the Company entered into a loan agreement with Cyril Capital, LLC ("Cyril") in which Cyril lent the Company $500,000. The loan was due and payable on August 14, 2008. The primary security for the loan was the Company's inventory and accounts receivable. The secondary security was the personal guarantee of Sandro Piancone, the Company's Chief Executive Officer. In the event that the loan, including interest at 8% per annum, was not repaid on August 14, 2008, a penalty of 10% would apply. However, the Company opted to extend the term of the loan by 60 days to October 14, 2008 for a fee of $20,000. On October 14, 2008, the Company extended the term of the loan again by 60 days for a fee of $20,000. . (see Subsequent Events Note 15)


NOTE 8 - BRIDGE LOANS

During 2007, the Company obtained bridge loan financing in varying amounts with interest payable at rate 8% annually. As additional consideration, the Company issued warrants to the lenders. See Note 8 below. These loans were paid at December 31, 2007.


NOTE 9 - STOCKHOLDERS' EQUITY

Common Stock
------------

The Company is authorized to issue 195,000,000 shares of common stock. During the year ended December 31, 2008 the Company issued 318,181 shares of common stock for services valued at $30,000 and 2,839,675 shares of common stock as a penalty for not filing a registration on a timely basis.

For the year ended December 31, 2007, the Company issued 316,023 shares of common stock for services rendered in the amount of $162,371 and 3,002,545 shares of common stock to redeem notes payable to stockholders in the amount of $1,268,902 . The Company issued 77,170 shares of common stock to purchase a truck valued at $30,868, and 244,900 shares of common stock valued at $120,000 as a finder's fee for the Targa acquisition and 250,000 shares of common stock valued at $115,000 as a finder's fee for the York preferred stock transaction. The Company received subscriptions for an additional 21,539,900 shares of common stock during the year and issued 28,484,900 shares for cash, including the 6,945,000 shares subscribed at December 31, 2006 in the amount of $2,334,727 for a total of $9,585,424.

At December 31, 2008, the Company had outstanding warrants, not including the York Warrants (see below), to purchase 19,070,476 shares of common stock at prices between $0.25 and $1.05 expiring in 2010. If all warrants were exercised, the Company would receive $7,070,000.

Liquidated Damages
------------------

Under the terms of a Brookstreet Securities Corporation Private Placement Ageement the Company was required to file a registration statement to register the shares. According to the agreement, the registration statement had to be filed within 60 days following the closing of the private placement. Following the 60 day period, the Company became subject to a weekly payment [cash or shares?] equal to 1% of the shares purchased, up to a maximum payment of 10% of the shares purchased, as liquidated damages for failure to timely file the registration statement. The Company filed a registration statement on Form SB-2 to register the purchased shares on November 14, 2007, and the delay in filing the registration statement resulted in the Company becoming subject to the maximum penalty of 10% in shares of the purchased shares as liquidated damages. The SB-2 registration statement has since been withdrawn. In 2007, the Company recorded an accrued cost of issuance of these liquidated damages shares in the amount of $564,950. The Company discharged its obligation to pay liquidated damages under the private placement agreement by issuing 2,839,675 shares of Common Stock in the amount of $141,984. The over accrual of the estimated damages was recorded as income in 2008.

Preferred Stock
---------------

The Company is authorized to issue 5,000,000 shares of preferred stock. On July 3, 2007, the Company issued 1,000,000 shares of its Series A Convertible Preferred Stock for $8.00 per share to an affiliate York Capital Management
(York) $8,000,000. During October and November 2007 York acquired an additional 2,250,000 shares of Series A Convertible Preferred Stock for $7,144,276.

The Series A Convertible Preferred Stock is convertible into 45,000,000 shares of common stock, based upon a conversion price of $0.40 per share and has a liquidation preference of $8.00 per share. The holders of the Series A Convertible Preferred Stock are entitled to receive a cumulative quarterly dividend at a rate of 15% of the stated liquidation preference amount per annum in preference to any distributions on common stock. The dividends are payable in additional shares of Series A and Series B Convertible Preferred Stock. The dividend shares would be convertible to 6,750,000 additional shares of common stock.

The Company paid a cash finder's fee of $560,000 and issued to the finder a warrant to purchase 1,600,000 common shares, until July 3, 2010, at a purchase price of $0.40 per share.

Warrants:

At December 31, 2008, the common share purchase warrants outstanding were as follows:

                                                            WEIGHTED AVERAGE
                                         NUMBER OF WARRANTS EXERCISE PRICE
                                         -----------------------------------
Outstanding at December 31, 2007        19,870,476          $         0.40
                                        ===================================
Granted                                          -                       -
Forfeited                                        -                       -
Exercised                                        -                       -
                                        -----------------------------------
Outstanding at December 31, 2008        19,870,476          $         0.40
                                        ===================================


     EXPIRES                            EXERCISE PRICE      NUMBER OF WARRANTS
--------------------------------------------------------------------------------
December 31, 2010                       $         .25            4,200,000
December 31, 2010                       $         .40           13,200,000
December 31, 2010                       $         .52              400,000
December 31, 2010                       $         .65            1,480,000
December 31, 2010                       $         .84              400,000
December 31, 2010                       $        1.05              190,476
                                                            --------------
                                                                19,870,476
                                                            ==============

     The fair value of the share purchase warrants for the period ended December 31, 2008, was in the amount of $0, which was determined using the Black-Scholes option value model with the following assumptions:

     Expected Dividend Yield                                   0.00%
     Risk Free Interest Rate                                   3.00%
     Expected Volatility                                      66.00%
     Expected Option Life (in years average)                    2.21



NOTE 10 - ACQUISITION OF TARGA, S.A. DE C.V.

In October 2007, the Company acquired all of the outstanding capital stock of Targa, S.A. de C.V. (Targa) for $4,000,000. Targa is a cheese processor and distributor of imported cheeses into Mexico. Its office and distribution center is located in Tijuana, Mexico. The Company paid $3,550,000 at the closing to the former Targa shareholders and fees of $200,000. The Company also deposited $250,000 in an escrow account, which has subsequently been released to the former Targa shareholders.

The $4,000,000 purchase price was allocated as follows:

          Current assets              $ 2,482,524
          Property and equipment          319,612
          Customer relations              290,000
          Trade name                    1,300,000
          Non-compete agreement            70,000
          Goodwill                      2,567,307
          Current liabilities          (3,029,443)
                                      -----------
          Total Purchase Price        $ 4,000,000
                                      ===========

The Company tested its goodwill and intangibles for impairment and determined that estimated fair value exceed the carrying value. (See Note 5)

NOTE 11 - SEGMENT INFORMATION

The Company operates in one reportable business segment. The Company conducts its business through its subsidiaries in Mexico. The Company discloses summarized financial information for the geographic area of operations as if they were segments in accordance with SFAS No. 131, "Disclosures About Segments Of An Enterprise And Related Information."

Such summarized financial information concerning the Company's geographical operations is shown in the following table:

                                                                     United States             Mexico
---------------------------------------------------------------- --------------------  --------------------

Loss from operations for the year ended December 31,2008         $        16,903,439   $         7,997,926
Net loss for the year ended December 31,2008                     $        25,150,537   $         8,006,369

Loss from operations for the year ended December 31,2007         $         3,288,468   $         1,934,953
Net loss for the year ended December 31,2007                     $         5,426,716   $         2,604,015

Long lived assets (net) for the year ended December 31, 2008     $            84,145   $           520,731
Long lived assets (net) for the year ended December 31, 2007     $            71,385   $           604,806

NOTE 12 - RELATED PARTY TRANSACTIONS

The Company has unsecured loans from stockholders totaling $867,685 at December 31, 2008. The loans have various due dates and contain interest rates ranging from 10% to 18%. All loans are due on demand.

In July 2008, the Company through its subsidiary Best Beer Distributing SA DA CV (Best Beer), started importing and providing certain products to Deli Express S.A., ("Deli"), a Cafe company with locations in Mexico. A consultant to Best Beer is a 20% equity partner in the Deli and the father of the CEO. As of December 31, 2008 there was $19,600 due to the company of which was over 90 days past due.

Regarding the sale of Palermo to the Company's former President who was also a Director see Note 5.


NOTE 13  FOREIGN EXCHANGE

The total impact of foreign currency items on the Consolidated Statements of Operations for the years ended December 31, 2008 and 2007 were losses of $3,302,905 and $0.00, respectively. During 2008 the lowest rate at 10.1106 pesos per dollar increased to 13.5383 pesos to one dollar by December 31, an increase of 25% resulting in a substantial loss.


NOTE 14 -COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company maintains its corporate offices including warehouse space in San Diego, California. In addition, it maintains warehouse space and offices in Tijuana, Ensenada and Mexicali, Mexico and out sources warehouses in La Paz, Puerto Penasco, Cabo San Lucas and Mexico City.

The Company closed down five warehouses at the beginning of 2009.The Company currently has total leases of 84,514 square feet at a cost of $25,083 per month. In 2008, the Company acquired approximately 20 new leased trucks.

The total rent paid on real and personal property operating leases was approximately $572,000 and $447,000 for the years ended December 31, 2008 and 2007, respectively. Future payments on the operating leases are as follows:

2009                                  $      381,000
2010                                  $      304,000
2011                                  $      209,000
2012                                  $      123,000
                                      --------------
                                      $    1,017,000


Dividend Contingency
--------------------

The holders Series A and the Series B convertible preferred stock, commencing on the date of issuance and for a period of three years following the issuance date, are entitled to receive a cumulative quarterly dividend at a rate of fifteen percent of the stated liquidation preference amount per annum in preference to any distributions on common stock. The dividends are payable in additional shares of Series A and the Series B convertible preferred stock. The Board of Directors has not declared dividends for the Series A and Series B convertible preferred stock.


Concentration of Sales
----------------------

The Company has no customers that represent over 10% of sales.

Legal Proceedings
-----------------

Grupo Sur Litigation

On July 10, 2007, the Company entered into a Stock Purchase Agreement for the acquisition of Grupo Sur. As part of this transaction, the Company agreed to retain Grupo Sur's three former owners/managers (the "Employees"), all of whom executed employment agreements with the Company.

After the purchase of Grupo Sur closed, the Company determined that the Employees were in breach of the Stock Purchase Agreement and their employment agreements. The Employees responded that the Company's purchase of Grupo Sur never closed and that the Company failed to pay a portion of the purchase price due under the Stock Purchase Agreement. The Employees asserted that they were terminating the Stock Purchase Agreement or, alternatively, repudiating the Stock Purchase Agreement. The Employees, have withheld and refused to refund monies that the Company has paid.

The Company filed a lawsuit on August 13, 2008, against the Employees, Gregory Cowal Robbins, Francesca Wright De Cowal and Iliya Petar Zogovic Wright, in the United States District Court for the District of Nevada seeking to recover damages for: breach of contract, breach of the implied covenant of good faith and fair dealing, breach of fiduciary duty, and unjust enrichment and conversion. The complaint has not yet been served, and the parties continue to discuss resolution.

In addition, from time to time, the Company is involved with legal proceedings, claims and litigation arising in the ordinary course of business.

Contingent Liabilities
----------------------

The Company is contingently liable for an account payable that AIP agreed to pay as part of the purchase of Palermo ($793,297).

NOTE 15 - SUBSEQUENT EVENTS

On March 2, 2009 Miller Trading Company, S.A. de C.V. ("Miller") and
Best Beer Distributing, S.A. de C.V. ("Best Beer" ) a wholly owned subsidiary of Nascent Wine Company, Inc. decided to terminate the Miller Distribution Contract dated April 12, 2006. This decision was based on several factors, the renewal of a stand by letter of credit, the peso devaluation in Mexico, and overall competition in the beer industry in Mexico. Best Beer also, agrees to return to Miller prices list, manuals, and related sales and marketing materials Miller supplies pursuant to the Distribution Contact.

On March 31,2009 Nascent Wine Company entered into an agreement with Genesis Merchant Partners, LP( "Genesis") to extend the $1,000,000 USD Senior Secured Working Capital Loan ( "Loan"), which increased to $1,150,000 in accordance with the original agreement if extended beyond March 31, 2009. The Loan will continue to be secured by a first lien on all of the assets of the Company. The Loan and security interest will continue to rank senior to any other debt or any other form of financing outstanding. Employee salary increases, the payment of dividends, will not be permitted while the Loan is outstanding.

The maturity date of the Loan will have a rolling 30 day extension feature whereby an additional 30 day extension may be granted, in addition to the 30 day extension granted at the Closing, at the exclusive option of Genesis, at the end of each month for a total of 6 months, up to and including September 30, 2009.

The first extension of the maturity date granted at the Closing will be until April 30, 2009. Each month the maturity date is extended, a 1.5% of the principal amount outstanding at that time extension fee will be added to the outstanding principal balance ($15,000).

Interest was reduced from 14% and will accrue at a rate of 10% per annum; payable monthly in arrears, The loan will be an interest only obligation until the final maturity date.

Any further issuance of commercial debt, bank debt, or any other form of financing that would rank more senior to the Loan is prohibited. However, the Company may issue more senior financing if the proceeds of such financing are used to pay off the outstanding principal balance of the Loan at 100% of the principal amount outstanding at that time.

The Cyril note payable went into default as of February 14, 2009

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
-----------------------------------------------------------------------

FINANCIAL MATTERS

         There was a change in auditors as of January 27, 2009 from Gruber & Company LLC to Jewett Schwartz Wolfe Associates. There have no disagreements on accounting and financial matters with the prior auditors and accountants.

ITEM 9A. CONTROLS AND PROCEDURES
--------------------------------

ITEM 9A(T). CONTROLS AND PROCEDURES
-----------------------------------

EVALUATION OF DISCLOSURE CONTROLS

         Under the supervision of and with the participation of our management, including our Chief Executive Officer and acting Chief Financial Officer, at December 31, 2008, the Company carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). These disclosure controls and procedures are designed to provide reasonable assurance that the information required to be disclosed by the Company in its periodic reports with the SEC is recorded, processed, summarized and reported within the time periods specified by the SEC's rules and forms, and that the information is accumulated and communicated to the Company's management, including our Chief Executive Officer and acting Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. The design of any disclosure controls and procedures is based in part on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

         During the course of our evaluation, our Chief Executive Officer and acting Chief Financial Officer have concluded that our disclosure controls and procedures were effective at the reasonable assurance level as of December 31, 2008.

MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

         Management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. Under the supervision and with the participation of our management, including our Chief Executive Officer and acting Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting. Management has used the INTERNAL CONTROL check lists to evaluate the effectiveness of our internal control over financial reporting.

         Based on the results of this assessment management has concluded that our internal control over financial reporting has no material weakness as of December 31, 2008.

         This Annual Report does not include an attestation report of the Company's registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation requirements by the Company's registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the company to provide only management's report in this Annual Report.


ITEM 9B. OTHER INFORMATION

None

                                    PART III

ITEM 10.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
-----------------------------------------------------------------------

Compliance with Section 16(a) of the Exchange Act


The Directors and Executive Officers of the Company, and their ages, are as follows:

Name                        Age        Position
--------------------------------------------------------------------------------

Sandro Piancone              40        Director, Chief Executive Officer

Brian A. Zamudio             40        Director


         SANDRO PIANCONE became our Chief Executive Officer in June 2006 prior to our acquisition of the Piancone Group International, a firm he founded and acted as its Chief Executive Officer since January 2001. From January 2000 to February 2002, Mr. Piancone was also President and a director of E-Food Depot, USA, Inc. From April 1998 to November 1999, he was vice president of sales and marketing for Roma Exporting, a food supplier to Mexico. His duties there included securing new distributors throughout Mexico and implementing marketing programs for those distributors. In 1991, he founded Tele-Chef Catering, which became one of San Diego's largest catering companies and was merged with Mt. Etna Pizza Corp. in 1995. From 1995 to 1998, Mr. Piancone was Vice President and a director of Mt. Etna. From 1987 to 1991, he was the publisher of US Pizza News, the largest pizza trade newspaper in the United States. Mr. Piancone is fluent in Spanish and Italian.

         BRIAN A. ZAMUDIO has been the Executive Vice President, Secretary and Director of publicly-held Tonogold Resources, Inc. since May 2003 and the Executive Vice President and Chief Financial Officer of its affiliate, Prospect Uranium, Inc., since March 2005. Mr. Zamudio was the Chief Operating Officer of Point Loma Partners, Inc. from 1999 to 2002. He was the President of Daybreak Apparel LLC, an apparel manufacturer based in San Diego, California, from 1999 to 2004. Prior professional experience includes acting as the Managing Partner of Big Rock Holdings, a real estate development company, from 1997 to 2002. While at Big Rock, Mr. Zamudio was responsible for acquisitions and financing. Prior to Big Rock, Mr. Zamudio worked in the mortgage securities department at Sentra Spelman, a brokerage firm based in San Diego, California.

         All directors hold office until the next annual meeting of our stockholders and until their successors have been duly elected and qualified. Our officers are elected by and serve at the discretion of the Board of Directors. None of our directors is independent and we do not have any committees of the Board of Directors.

COMMITTEES

The Company does not currently have standing audit, nominating or compensation committees of the Board of Directors, or committees performing similar functions.

INVOLVEMENT ON CERTAIN MATERIAL LEGAL PROCEEDINGS DURING THE LAST FIVE YEARS

No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, or the SEC. These officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file.

Based solely upon a review of copies of such reports furnished to us during the fiscal year ended December 31, 2008 and thereafter, or any written representations received by us from reporting persons that no other reports were required, we believe to the best of our knowledge, that, during our fiscal 2008, all Section 16(a) filing requirements applicable to our reporting persons were met, however, some of the filings may have been filed late.

ITEM 11. EXECUTIVE COMPENSATION
-------------------------------

The following table sets forth information concerning the annual and long-term compensation for services rendered during the last three fiscal years to our company in all capacities as an employee by our Chief Executive Officer and our other executive officers whose aggregate cash compensation exceeded $100,000 (collectively, the "named executive officers") during fiscal 2008 shown below. Since the Officers and Directors have only been with the Company since the May 2006 only that year is pertinent. The annual salary for Sandro Piancone has been set by the Board of Directors at $120,000 annually.


Name and principal position          Year        Salary              Stock                 Total
---------------------------          ----        ------              -----                 -----
                                                             bonus, and other awards
                                                             -----------------------
Sandro Piancone                      2008   $    120,000     $                   --    $    120,000
Chief Executive Officer              2007   $    120,000     $                   --    $    120,000
Chief Financial Officer and          2006   $     50,000     $                   --    $     50,000
Director

Peter White                          2008   $    150,000     $                   --    $    150,000
Chief Financial Officer and          2007   $         --     $                   --    $         --
Director                             2006   $         --     $                   --    $         --
Until December 2008


COMPENSATION OF DIRECTORS

The Company reimburses each Director for reasonable expenses (such as travel and out-of-pocket expenses) in attending meetings of the Board of Directors. Directors are not separately compensated for their services as Directors.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

None

ITEM 12. SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
-----------------------------------------------------------------------------
RELATED STOCKHOLDERS
--------------------

The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock of the Company as of March 1, 2007, by
(i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of common stock,
(ii) each of the Company's directors and executive officers, and (iii) all directors and executive officers as a group.

The address of our executive officers and directors is in care of us, at 2355-B Paseo de las Americas, San Diego, California 92154.

Name of beneficial owner                        Shares          Percentage
                                             beneficially      beneficially
                                                owned             owned

Sandro Piancone                               14,204,224          16.2%
Brian Zamudio                                  1,284,783           1.5%
York Select Unit-Trust(1)                     14,546,425          16.6%
York Credit Opportunities Fund, L.P.(1)       18,000,000          20.6%
York Select, L.P.(1)                          12,453,705          14.2%
All executive officers and directors
   as a group (2 persons)                     15,489,017          17.7%


 (1) Represents Series A and Series B Convertible Preferred Stock held by York collectively convertible into 45,000,000 shares of common stock.

The Company had 87,552,190 shares of common stock issued and outstanding as of March 1, 2009. The Company has 640 shareholders as of March 1, 2008.


ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR

On May 3, 2006, we acquired the exclusive rights from Piancone Group International, Inc. to market Miller Beer in Baja California, Mexico, in exchange for 17,500,000 shares of our common stock. At that time, neither Sandro Piancone nor Piancone Group was an affiliate. Subsequent to the acquisition of these rights on May 1, 2006, Sandro Piancone became our Chief Executive Officer and a director. In October 2006, we acquired substantially all of the assets of Piancone Group in exchange for the issuance of 15,000,000 shares of our common stock. Sandro Piancone, our Chief Executive Officer and a director, was the Chief Executive Officer, a director and the controlling stockholder of Piancone Group International, Inc. at the time its assets were acquired by us. We believe our purchase of Piancone Group's assets was fair and reasonable.

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES

         The following table sets forth the fees billed to the Company during the years ended December 31, 2008 and 2007 for the 2007 and 2006 audits and review of the 2008 and 2007 quarterlies by Gruber & Company, LLP

Fees                                               2008           2007
------------------------------------------------------------------------------
Audit Fees(1)                                   $ 50,000        $ 45,250
Audit-Related Fees                              $     --        $   --
Tax Fees                                        $     --        $   --
All Other Fees                                  $     --        $   --

                                     PART IV

ITEM 15.

Description
-----------

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT
TO SECTION 302 OF THE SARBANES-OXLEY ACT

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         NASCENT WINE COMPANY, INC.

Dated: May 15, 2009
                                         By: /s/ Sandro Piancone
                                             ----------------------------
                                             Sandro Piancone,
                                             Chief Executive Officer &
                                             Chief Financial Officer

         Pursuant to the requirements of the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


/s/ Sandro Piancone       Chief Executive Officer         Date: April 10, 2008
----------------------    & Chief Financial Officer
Sandro Piancone


/s/ Brian A. Zamudio      Director                        Date: April 10, 2008
---------------------
Brian A. Zamudio

Exhibit 31

                    CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
                      AND CHIEF FINANCIAL OFFICER PURSUANT
                    TO SECTION 302 OF THE SARBANES-OXLEY ACT

                                 CERTIFICATIONS

I, Sandro Piancone, Chief Executive Officer and Chief Financial Officer of Nascent Wine Company, Inc., certify that:

1. I have reviewed this Form 10-KSB of Nascent Wine Company, Inc. for the year ended December 31, 2008;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer's other officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

(b)Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, The small business issuer's internal control over financial reporting.

5. The small business issuer's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of small business issuer's board of directors (or persons performing the equivalent functions):

(a)all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information;

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control over financial reporting;

Date: May 15, 2009
                                 /s/ Sandro Piancone
                                 --------------------------------------
                                 Sandro Piancone, Chief
                                 Executive Officer and Chief Financial Officer

Exhibit 32

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                     AND CHIEF FINANCIAL OFFICER PURSUANT TO
                      SECTION 906 OF THE SARBANES-OXLEY ACT

         In connection with the Report of Nascent Wine Company, Inc. (the "Company") on Form 10-KSB for the for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sandro Piancone, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Sandro Piancone
--------------------------
Sandro Piancone
Chief Executive Officer and Chief Financial Officer
May 15, 2009